Exhibit 99.1

Contacts:

Chad Holmes	Jamie Bernard, IRC
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2019

Strong Performance Reflects Continued Growth Across Services and Geographies;

Raises Revenue Guidance for Fiscal 2019;

Increases Quarterly Dividend by 15%

BOSTON, October 31, 2019 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal third quarter ended September 28, 2019.

Key Third-Quarter Fiscal 2019 Highlights

•                  Revenue grew 11.4% year over year to $115.7 million.

•                  Utilization was 76%, while quarter-end headcount increased 8.2% year over year.

•                  Net income increased 46.9% year over year to $5.7 million, or 5.0% of revenue, compared with $3.9 million, or 3.8% of revenue, in the third quarter of fiscal 2018; non-GAAP net income increased 42.2% year over year to $7.9 million, or 6.9% of revenue, compared with $5.6 million, or 5.4% of revenue, in the third quarter of fiscal 2018.

•                  Earnings per diluted share increased 54.3% year over year to $0.71; non-GAAP earnings per diluted share increased 50.8% year over year to $0.98.

•                  Non-GAAP EBITDA grew 25.6% year over year to $12.6 million, or 10.9% of revenue, compared with $10.1 million, or 9.7% of revenue, in the third quarter of fiscal 2018.

•                  On a constant currency basis relative to the third quarter of fiscal 2018, revenue would have been higher by $1.1 million, while GAAP and non-GAAP net income, earnings per diluted share and EBITDA would have been approximately $0.1 million, $0.01 per diluted share, and $0.1 million higher, respectively.

•                  CRA returned $8.1 million of capital to its shareholders, consisting of $1.5 million of dividend payments and $6.6 million for share repurchases of approximately 157,000 shares.

Management Commentary

“Demonstrating the consistency and strength of our business, CRA once again grew revenue year over year, as we have in each of the past 14 quarters,” said Paul Maleh, CRA’s President and Chief Executive Officer. “During the third quarter we increased headcount by 8%, maintained a companywide utilization of 76%, and as a result, grew revenue by more than 11%. Profits grew at a faster rate than revenue, with non-GAAP EBITDA, net income, and earnings per diluted share increasing by 26%, 42%, and 51%, respectively.”

“These third quarter results reflect continued broad-based profitable growth,” Maleh said. “Our strong performance was led by double-digit revenue growth year-over-year in each of our Antitrust & Competition Economics, Auctions & Competitive Bidding, Forensic Services, Intellectual Property, and Life Sciences practices. Geographically, we continue to see strong demand for our services resulting in revenue growth of 12.9% in our North American operations and 5.7% internationally.”

Outlook and Financial Guidance

“CRA is well positioned to build on the momentum achieved through the first three quarters of the year,” Maleh said. “As a result, on a constant currency basis relative to fiscal 2018, we are raising our 2019 revenue guidance to the range of $446 million to $452 million and expect to be in the upper half of our previously announced non-GAAP EBITDA margin guidance range of 9.2% to 10.2%.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend

On October 31, 2019, CRA announced that it increased its quarterly cash dividend by 15% from $0.20 to $0.23 per common share. This dividend will be payable on December 13, 2019 to shareholders of record as of November 26, 2019. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its third-quarter 2019 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for all periods presented, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects; for the year to date period ended September 29, 2018, the adjustments also exclude net costs related to lease recapture and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, this release also presents the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2019 on a constant currency basis relative to fiscal 2018 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2019 COMPARED TO SEPTEMBER 29, 2018
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Revenues	$115,686	100.0%	$103,871	100.0%	$332,108	100.0%	$308,885	100.0%
Cost of services (exclusive of depreciation and amortization)	83,805	72.4%	73,717	71.0%	233,412	70.3%	212,813	68.9%
Selling, general and administrative expenses	22,449	19.4%	22,293	21.5%	68,929	20.8%	67,682	21.9%
Depreciation and amortization	2,527	2.2%	2,636	2.5%	7,696	2.3%	7,300	2.4%
Income from operations	6,905	6.0%	5,225	5.0%	22,071	6.6%	21,090	6.8%

Interest and other income (expense), net	(214)	-0.2%	(286)	-0.3%	(1,333)	-0.4%	(488)	-0.2%
Income before provision for income taxes	6,691	5.8%	4,939	4.8%	20,738	6.2%	20,602	6.7%
Provision for income taxes	952	0.8%	1,031	1.0%	4,754	1.4%	4,969	1.6%
Net income	$5,739	5.0%	$3,908	3.8%	$15,984	4.8%	$15,633	5.1%

Net Income per share:
Basic	$0.74		$0.48		$2.02		$1.91
Diluted	$0.71		$0.46		$1.94		$1.81

Weighted average number of shares outstanding:
Basic	7,769		8,048		7,903		8,129
Diluted	8,050		8,548		8,205		8,615

CRA INTERNATIONAL, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2019 COMPARED TO SEPTEMBER 29, 2018
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Revenues	$115,686	100.0%	$103,871	100.0%	$332,108	100.0%	$308,885	100.0%
Net income	$5,739	5.0%	$3,908	3.8%	$15,984	4.8%	$15,633	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	3,001	2.6%	2,273	2.2%	3,435	1.0%	427	0.1%
Net costs related to lease recapture	—	—	—	—	—	—	555	0.2%
Tax effect on adjustments	(815)	-0.7%	(607)	-0.6%	(931)	-0.3%	26	0.0%
Non-GAAP net income	$7,925	6.9%	$5,574	5.4%	$18,488	5.6%	$16,641	5.4%

Non-GAAP net Income per share:
Basic	$1.02		$0.69		$2.33		$2.03
Diluted	$0.98		$0.65		$2.25		$1.92

Weighted average number of shares outstanding:
Basic	7,769		8,053		7,903		8,129
Diluted	8,050		8,550		8,205		8,615

CRA INTERNATIONAL, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2019 COMPARED TO SEPTEMBER 29, 2018
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Revenues	$115,686	100.0%	$103,871	100.0%	$332,108	100.0%	$308,885	100.0%
Net Income	$5,739	5.0%	$3,908	3.8%	$15,984	4.8%	$15,633	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	3,001	2.6%	2,273	2.2%	3,435	1.0%	427	0.1%
Net costs related to lease recapture	—	—	—	—	—	—	555	0.2%
Tax effect on adjustments	(815)	-0.7%	(607)	-0.6%	(931)	-0.3%	26	0.0%
Non-GAAP net income	$7,925	6.9%	$5,574	5.4%	$18,488	5.6%	$16,641	5.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	424	0.4%	222	0.2%	954	0.3%	560	0.2%
Provision for income taxes	1,767	1.5%	1,638	1.6%	5,685	1.7%	4,943	1.6%
Depreciation and amortization	2,527	2.2%	2,636	2.5%	7,696	2.3%	7,300	2.4%
Non-GAAP EBITDA	$12,643	10.9%	$10,070	9.7%	$32,823	9.9%	$29,444	9.5%

CRA INTERNATIONAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 28, 2019	December 29, 2018

Assets
Cash and cash equivalents	$19,833	$38,028
Accounts receivable and unbilled services, net	140,752	130,585
Other current assets	19,838	12,527
Total current assets	180,423	181,140

Property and equipment, net	57,788	48,088
Goodwill and intangible assets, net	94,631	96,054
Right-of-use assets	110,999	—
Other assets	61,683	45,564
Total assets	$505,524	$370,846

Liabilities and shareholders’ equity
Accounts payable	$23,636	$21,938
Accrued expenses	94,557	108,233
Revolving line of credit	36,000	—
Current portion of lease liabilities	10,598	—
Other current liabilities	7,363	12,326
Total current liabilities	172,154	142,497
Non-current portion of lease liabilities	126,869	—
Other non-current liabilities	14,149	31,877
Total liabilities	313,172	174,374

Total shareholders’ equity	192,352	196,472
Total liabilities and shareholders’ equity	$505,524	$370,846

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	September 28, 2019	September 29, 2018
Operating activities:
Net income	$15,984	$15,633
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	18,214	14,790
Accounts receivable and unbilled services	(10,956)	(18,915)
Working capital items, net	(43,149)	(19,902)
Net cash used in operating activities	(19,907)	(8,394)

Investing activities:
Purchases of property and equipment	(12,548)	(13,379)
Net cash used in investing activities	(12,548)	(13,379)

Financing activities:
Issuance of common stock, principally stock option exercises	2,006	1,387
Borrowings under revolving line of credit	54,000	30,161
Repayments under line of credit	(18,000)	(24,599)
Tax withholding payments reimbursed by shares	(388)	(1,783)
Cash paid on dividend equivalents	(35)	(98)
Cash dividend paid to shareholders	(4,742)	(4,168)
Repurchases of common stock	(18,068)	(20,389)
Distribution to noncontrolling interest	—	(41)
Net cash provided by (used in) financing activities	14,773	(19,530)

Effect of foreign exchange rates on cash and cash equivalents	(513)	(869)

Net decrease in cash and cash equivalents	(18,195)	(42,172)
Cash and cash equivalents at beginning of period	38,028	54,035

Cash and cash equivalents at end of period	$19,833	$11,863

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$3,461	$1,852
Purchases of property and equipment by a third party	$126	$—
Asset retirement obligations	$427	$217
Right-of-use assets obtained in exchange for lease obligations	$37,298	$—
Right-of-use assets related to the adoption of ASC 842	$82,329	$—
Lease Liabilities related to the adoption of ASC 842	$106,765	$—
Supplemental cash flow information:
Cash paid for taxes	$6,078	$3,409
Cash paid for interest	$848	$380